Exhibit 10.1
*** Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type the registrant treats as private or confidential. Such omitted information is indicated by brackets (“[Redacted]”) in this exhibit. ***

SHARE PURCHASE AGREEMENT
This SHARE PURCHASE AGREEMENT (as may be amended, supplemented, modified or varied from time to time in accordance with the terms herein, this “Agreement”) is entered into on March 11, 2026 by and between Gogoro Inc., a Cayman Islands company (the “Company”) and Gold Sino Assets Limited, a Samoa company (“Purchaser”, together with the Company, each a “Party” and collectively, the “Parties”).
WHEREAS, the Company desires to issue and allot to Purchaser, and Purchaser desires to subscribe for and purchase from the Company, pursuant to the terms and conditions set forth in this Agreement, an aggregate of 5,300,000 ordinary shares of the Company, par value US$0.002 per share (“Ordinary Shares”) for an aggregate purchase price of US$16,695,000.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:
1.Certain Defined Terms. For purposes of this Agreement:
(a)“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly, Controls, is Controlled by or under common Control with such specified Person and, for the avoidance of doubt, includes a subsidiary of such specified Person.
(b) “Beneficially Own” and “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
(c)“Blackout Period” means any regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect, and, for no more than one occurrence in any period of twelve (12) consecutive months, in the event that the Company determines in good faith that the registration or offering would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company, a period of up to sixty (60) days.
(d)“Board” means the board of directors of the Company.

(e)“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the Cayman Islands, the United States, Taiwan, Hong Kong, or Singapore are authorized or required by law to be closed for business.
(f)“Commission” means the U.S. Securities and Exchange Commission (SEC).
(g)“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power or authority to direct or cause the direction of the business, management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.
(h)“Governmental Authority” means any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization or national or international stock exchange on which the securities of the applicable Party or its Affiliates are listed.
(i)“Holder” means Purchaser for so long as it holds any Registrable Shares, or any other holder of Registrable Shares to whom the Registration Rights in respect of such Registrable Shares have been assigned in accordance with this Agreement.
(j)“Incentive Plans” means any equity incentive plans, share purchase or share option plans of the Company, in each case, as duly approved by the board of directors or the shareholders of the Company and in effect from time to time established for the purpose of attracting and retaining employees, consultants, directors and other service providers of the Company, including any agreement or document entered into by the Company in connection with any award granted thereto. For the avoidance of doubt, this includes the Company’s 2022 Equity Incentive Plan and 2019 Equity Incentive Award Plan, each as may be further amended, supplemented or modified from time to time.
(k)“Law” means any order, law, statute, regulation, rule (including interpretive rules), ordinance, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by, or any stipulation or requirement of, or binding agreement with, any Governmental Authority, as in effect at the applicable time, including any rules promulgated by a stock exchange or regulatory body.
(l)“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or a Governmental Authority or other agency or political subdivision thereof.

(m)“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $20 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities Beneficially Owned by Purchaser; provided, that such lesser amount shall have an aggregate value of at least $5 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission.
(n)“Registrable Securities” means (i) the Purchased Securities, (ii) any other stock or securities that Purchaser may be entitled to receive, or will have received, pursuant to Purchaser’s ownership of the Purchased Securities, in lieu of or in addition to the Purchased Securities, or (iii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clauses by way of conversion or exchange thereof or by share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (x) they have been sold in a public offering, whether pursuant to Rule 144, Rule 145 or in a registered offering or (y) they are transferred to another Person but the Registration Rights are not transferred or assigned to such Person in accordance with this Agreement.
(o)“Registration Rights” means the rights to cause the Company to register Registrable Shares pursuant to Schedule 2.
(p)“Representatives” means, with respect to any Person, its Affiliates, and such Person’s and its Affiliates’ directors, officers, employees, agents, consultants, investment bankers, accountants, attorneys or financial advisors and other representatives.
(q)“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.
(r)“USD”, “U.S. dollar” or “US$” means United States Dollar.
2.Purchase and Sale. Subject to the terms and conditions hereof, Purchaser shall subscribe for and purchase, and the Company shall issue and allot to Purchaser, at the Closing (as defined below), 5,300,000 Ordinary Shares (the “Purchased Securities”) for an aggregate purchase price of US$16,695,000 (the “Purchase Price”).

3.Closing. Subject to the terms and conditions of this Agreement, the consummation of the purchase and sale of the Purchased Securities contemplated hereby (the “Closing”) shall take place via the remote exchange of electronic documents and signature pages on the first (1st) Business Day after the first day on which each of the conditions to the Closing set forth in Section 5 of this Agreement has been satisfied or, to the extent permitted by applicable Law, waived by the Party entitled to the benefit thereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), or on such other date as may be mutually agreed by the Parties in writing. The date on which the Closing occurs is referred to herein as the “Closing Date”.
4.Closing Deliverables.
(a)At or following (but, unless with written consent of the Company, in any event within seven (7) Business Days after) the Closing, Purchaser shall deliver or cause to be delivered to the Company the Purchase Price by wire transfer of United States dollars in immediately available funds to the bank account set forth in Schedule 1 hereto or such other bank account in the name of the Company designated in writing by the Company at least two (2) Business Days prior to the Closing Date (the “Company Bank Account”).
(b)Upon or following (but, unless with written consent of Purchaser, in any event within seven (7) Business Days after) the receipt of the Purchase Price by the Company, the Company shall deliver or cause to be delivered to Purchaser the Purchased Securities in book entry form or registered in the Company’s register of members, free and clear of any liens or other restrictions (other than those created by Purchaser and those arising under applicable securities laws), in the name of Purchaser.
5.Closing Conditions.
(a)The obligation of the Company and Purchaser to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company and Purchaser of the following conditions that, on the Closing Date:
(i)no suspension of the listing or qualification of the Ordinary Shares for offering or sale or trading in any jurisdiction, or initiation or, to the Company’s knowledge, threatening in writing of any proceedings for any such purpose, shall have occurred.
(ii)no applicable Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Laws (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and no such Governmental Authority shall have instituted or, to the Company’s knowledge, threatened in writing a proceeding seeking to impose any such restraint or prohibition.
(b)The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(i)all representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Purchaser Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date, unless such representations and warranties specifically speak of an earlier date, in which case, they shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Purchaser Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date; and
(ii)Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.
(c)The obligation of Purchaser to consummate the Closing shall be subject to the satisfaction or valid waiver by Purchaser of the additional conditions that, on the Closing Date:
(i)all representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date, unless such representations and warranties specifically speak of an earlier date, in which case, they shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date;
(ii)the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and
(iii)the Company shall have notified the Nasdaq Stock Market LLC (“Nasdaq”) of the issuance of the Purchased Securities.
(d)The Company and Purchaser agree that the Closing is not subject to any condition other than those conditions expressly set forth in subsections (a), (b) and (c) above.
6.Company Representations and Warranties. The Company represents and warrants to Purchaser that, except as disclosed in any reports, statements, schedules, prospectuses, proxy statements, registration statements and other documents required to be filed by the Company with the Commission prior to the date of this Agreement (the “Company SEC Reports”) (excluding disclosures contained in the “Risk Factors” and “Forward-Looking Statements” sections thereof, any other forward-looking statements or any other disclosures of risks or uncertainties that are non-specific, of general application, predictive, cautionary or forward-

looking in nature set forth therein prior to the date hereof, in each case, other than any specific factual information contained therein):
(a)The Company is duly organized, validly existing and in good standing under the laws of the Cayman Islands, has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Agreement, and, except where the failure would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification. For purposes of this Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken individually or together as a whole (on a consolidated basis), that would be reasonably expected to have a material adverse effect on the Company’s business, properties, financial condition, shareholders’ equity or results of operations or materially affects the validity of the Purchased Securities or the legal authority or ability of the Company to consummate the transactions contemplated hereby, including the issuance and sale of the Purchased Securities; provided, however, that, with respect to Section 6(a)(iii), no changes resulting from, relating to or arising out of the following shall be deemed to be or constitute a Company Material Adverse Effect: (A) general economic, financial, trade or political conditions in the United States or any other jurisdiction in which the Company has substantial business or operations, and any changes therein after the date of this Agreement (including any changes arising out of acts of terrorism, war, government, epidemic, weather conditions or other force majeure events) to the extent that such conditions do not have a disproportionate effect on the Company and its subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its subsidiaries conduct their businesses; or (B) changes in applicable Laws, generally accepted accounting principles in the United States or International Financial Reporting Standards after the date of this Agreement.
(b)As of the Closing Date, the Purchased Securities will have been duly authorized and, when issued and delivered to Purchaser against full payment therefor in accordance with the terms of this Agreement and the memorandum and articles of association of the Company (as amended from time to time) and following the updates to the register of members of the Company in respect of such Purchased Securities in accordance with the Companies Act (As Revised) of the Cayman Islands, such Purchased Securities will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Agreement or any applicable Laws) and will not have been issued in violation of, or subject to any preemptive or similar rights created under, the Company’s memorandum and articles of association (as amended from time to time) or under the Companies Act (As Revised) of the Cayman Islands.
(c)The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby

(including, but not limited to, the sale and delivery of the Purchased Securities) have been or will be duly authorized by all necessary corporate action on the part of the Company prior to the Closing, and no further corporate action will be required by the Company, the Board or its shareholders as of the Closing. This Agreement has been duly executed and delivered by the Company, and assuming the due execution and delivery of the same by Purchaser, this Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors generally and by Laws relating to the availability of equitable remedies and to general equitable principles.
(d)Assuming the accuracy of the representations and warranties of Purchaser, the execution and delivery of this Agreement, the issuance and sale of the Purchased Securities and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will be done in accordance with the rules of the Nasdaq marketplace and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of the organizational documents of the Company or, except as would not reasonably be expected to have a Company Material Adverse Effect, any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or any statute or any judgment, order, rule or regulation of any Governmental Authority having jurisdiction over the Company or any of its properties.
(e)Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 7 of this Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”) is required for the consummation of the Closing.
(f)Assuming the accuracy of the representations and warranties of Purchaser, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority, self-regulatory organization (including Nasdaq) or other Person in connection with the execution, delivery and performance of this Agreement (including, without limitation, the issuance of the Purchased Securities), other than filings required by applicable federal and state securities laws relating to the transactions contemplated herein, the filing of the Registration Statement (as defined below) pursuant to Section 8, those required by the Nasdaq, including with respect to the listing of the Purchased Securities, and those the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect.
(g)Neither the Company nor any Person acting on its behalf has engaged in any “directed selling efforts” within the meaning of Rule 902 of Regulation S under the Securities Act (“Regulation S”), in connection with any offer or sale of the Purchased Securities. The Purchased Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of the Securities Act or any state securities laws.

(h)The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition, or provision of the organizational documents of the Company or, except as would not reasonably be expected to have a Company Material Adverse Effect, any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or any statute or any judgment, order, rule or regulation of any Governmental Authority having jurisdiction over the Company or any of its properties.
(i)As of the date hereof, the authorized share capital of the Company consists of 22,500,000 Ordinary Shares of a nominal or par value of US$0.002 each and 50,000,000 preference shares of a nominal or par value of US$0.0001 each with such rights, restrictions and preferences as may be determined from time to time by the directors of the Company. The issued and outstanding equity securities of the Company (i) have been duly authorized and validly issued and are fully paid and nonassessable; (ii) have been offered, sold and issued in compliance in all material respects with applicable Law and all requirements set forth in (1) the organizational documents of the Company and (2) any other applicable contracts governing the issuance of such equity securities; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the organizational documents of the Company or any contract to which the Company is a party or otherwise bound; and (iv) are free and clear of any liens imposed by the Company (other than restrictions arising under applicable Law and the Company’s organizational documents). Except as disclosed in the Company SEC Reports or as set forth under this Agreement or as contemplated by other subscription agreements entered into or to be entered into by the Company with other investors in the Company on or around the date hereof, and other than securities issued pursuant to the Incentive Plans from time to time, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Ordinary Shares or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. The Ordinary Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and listed for trading on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the Commission with respect to any intention by such entity to deregister the Ordinary Shares or prohibit or terminate the listing of the Ordinary Shares on the Nasdaq. The Company has taken no action that is designed to terminate the registration of the Ordinary Shares under the Exchange Act prior to the Closing.
(j)As of their respective dates, all Company SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the Company SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has timely filed each Company SEC Report since its initial registration of the Ordinary Shares with the Commission. The financial statements of the Company included in the Company SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and present fairly, in all material respects, the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, except as may be otherwise indicated in such financial statements or the notes thereto and in the case of unaudited statements, subject to normal, year-end audit adjustments and to the extent they may exclude footnotes or may be condensed to summary statements. To the knowledge of the Company, there are no material outstanding or unresolved comments in comment letters from the staff of the Commission with respect to any of the Company SEC Reports.
(k)The Company is in compliance with all applicable Laws, except where such noncompliance would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The Company has not received any written communication from a Governmental Authority that alleges that the Company is not in compliance with or is in default or violation of any applicable Law, except where such non-compliance, default or violation would not be reasonably expected to have a Company Material Adverse Effect.
(l)The Company is not (i) a Person named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a Person that is the target of any economic, trade or financial sanctions administered or enforced by the U.S. government (including OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”), (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank.
(m)Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a Governmental Authority pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any Governmental Authority outstanding against the Company.
7.Purchaser Representations and Warranties. Purchaser represents and warrants to the Company that:
(a)Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to enter into and perform its obligations under this Agreement.
(b)Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. Purchaser’s execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Purchaser, and no further corporate action is required by Purchaser, its board of directors or its shareholders. This Agreement has been duly executed and delivered by Purchaser, and assuming the due execution and delivery of the same by the Company, this Agreement shall constitute the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors generally and by Laws relating to the availability of equitable remedies and to general equitable principles.
(c)Assuming the accuracy of the representations and warranties of the Company in this Agreement, the execution and delivery of this Agreement, the purchase of the Purchased Securities and the compliance by Purchaser with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Purchaser pursuant to the terms of the organizational documents of Purchaser or, except as would not reasonably be expected to have a Company Material Adverse Effect, any material indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Purchaser is a party or by which Purchaser is bound or to which any of the property or assets of Purchaser is subject, or any statute or any judgment, order, rule or regulation of any Governmental Authority having jurisdiction over Purchaser or any of its properties. For purposes of this Agreement, a “Purchaser Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Purchaser that would reasonably be expected to have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby, including the purchase of the Purchased Securities.
(d)Purchaser understands that the sale of the Purchased Securities is made pursuant to and in reliance upon Regulation S and acknowledges and agrees that it is not a U.S. Person (as defined in Regulation S) or a United States person (as defined in Section 7701(a)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)), is acquiring the Purchased Securities in an offshore transaction in reliance on Regulation S, and has received all the information that it considers necessary and appropriate to decide whether to acquire the Purchased Securities hereunder, is acquiring the Purchased Securities only for its own account and not for the account of others, and is not acquiring the Purchased Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.
(e)Purchaser understands that the Purchased Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Purchased Securities have not been registered under the Securities Act. Purchaser understands that the Purchased Securities may not be resold, transferred, pledged or otherwise disposed of by Purchaser absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act (including, without limitation, a private resale pursuant to the so-called “Section 4(a)(11⁄2)” or to a non-U.S. person pursuant to an offer or sale that occurred outside the United States within the meaning of Regulation S), or (iii) an ordinary course pledge such as a broker lien over account property generally and, in each of cases (i)-(iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and as a result of these transfer restrictions, Purchaser may not be able to readily resell the Purchased Securities and may be required to bear the financial risk of an investment in the Purchased Securities for an indefinite period of time. Purchaser acknowledges and agrees that the Purchased Securities will not become eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act unless certain conditions are satisfied. Purchaser understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Purchased Securities. Purchaser acknowledges and agrees that, at the time of issuance, the certificate or book entry position representing the Purchased Securities will bear or reflect, as applicable, a legend substantially similar to the following:
“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (III) TO THE COMPANY, OR (IV) PURSUANT TO AN ORDINARY COURSE PLEDGE SUCH AS A BROKER LIEN OF ACCOUNT PROPERTY GENERALLY, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.”
(f)Purchaser understands and agrees that Purchaser is purchasing the Purchased Securities directly from the Company. Purchaser further acknowledges that there have not been, and Purchaser hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Purchaser by the Company or any of its Affiliates or any Control Persons, officers, directors, employees, partners, agents or Representatives or any other Persons, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Agreement. Purchaser acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.
(g)In making its decision to purchase the Purchased Securities, Purchaser has (i) conducted its own investigation of the Company and the Purchased Securities, (ii) had access to, and an adequate opportunity to review, financial and other information as it deems necessary to make its decision to purchase the Purchased Securities, (iii) been offered the opportunity to ask questions of the Company and received answers thereto, including on the financial information, as it deemed necessary in connection with its decision to purchase the Purchased Securities; and (iv) made its own assessment and satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Purchased Securities.
(h)Purchaser became aware of this offering of the Purchased Securities solely by means of direct contact between Purchaser and the Company, or their respective Representatives, and the Purchased Securities were offered to Purchaser solely by direct contact between Purchaser and the Company, or their respective Representatives. Purchaser did not become aware of this offering of the Purchased Securities, nor were the Purchased Securities offered to Purchaser, by any other means. Purchaser acknowledges that the Company represents and warrants that the Purchased Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
(i)Purchaser acknowledges that it is able to fend for itself and is aware that there are substantial risks incident to the purchase and ownership of the Purchased Securities. Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Purchased Securities, and Purchaser has been offered the opportunity to ask questions of the Company and received answers thereto, including on the financial information, as Purchaser deemed necessary in connection with its decision to purchase the Purchased Securities, and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Purchased Securities. Purchaser has adequately analyzed and fully considered the risks of an investment in the Purchased Securities and determined that the Purchased Securities are a suitable investment for Purchaser and that Purchaser is able at this time and in the foreseeable future to bear the economic risks of its prospective investment and can afford the complete loss of such investment.
(j)Purchaser understands and acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Purchased Securities or made any findings or determination as to the fairness of this investment.
(k)Purchaser is not (i) a Person named on any OFAC List, or a Person that is the target of any Sanctions, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non U.S. shell bank. Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable Law, provided that Purchaser is permitted to do so under applicable Law. Purchaser represents that, if it is a U.S. financial institution subject to the BSA/PATRIOT Act, Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Purchaser also represents that, to the extent Purchaser is a U.S. person subject to the requirements of OFAC and required by applicable Law, it maintains policies and procedures reasonably designed for the screening of its investors against Sanctions, including the OFAC List. Purchaser further represents and warrants that the funds held by Purchaser are not derived from illegal activities or dealings with any Person subject to Sanctions and, to the extent

Purchaser is a U.S. person subject to the requirements of OFAC and required by applicable Law, it maintains policies and procedures reasonably designed to ensure that the funds held by Purchaser and used to purchase the Purchased Securities were legally derived.
(l)Purchaser does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof, and has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company.
(m)If Purchaser is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code, Purchaser represents and warrants that (i) neither the Company nor, to Purchaser’s knowledge, any of the Company’s Affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Purchased Securities, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Purchased Securities and (ii) the acquisition and holding of the Purchased Securities will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.
(n)Purchaser at the Closing will have sufficient funds to pay the Purchase Price pursuant to Section 4(a).
(o)Purchaser is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).
(p)No broker, finder or other financial consultant is acting on Purchaser’s behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability of the Company for the payment of any fees, costs, expenses or commissions.
8.Registration Rights.
(a)Each Holder shall be entitled to the Registration Rights with respect to the Registrable Securities held by it in accordance with Schedule 2.

(b)This Section 8 and Schedule 2 (other than paragraph (g) thereof) shall terminate and be of no further force or effect upon the earlier of (i) the fifth (5th) anniversary of the date of this Agreement and (ii) the date as of which the Registrable Securities may be sold under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale.
9.Termination.
(a)Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Closing as follows:
(i)upon the mutual written agreement of the Company and Purchaser to terminate this Agreement;
(ii)by either the Company or Purchaser, upon written notice to the other Party, if a Governmental Authority of competent jurisdiction has issued, enacted, promulgated or enforced a Law, order or any other action permanently enjoining, restraining or otherwise prohibiting the consummation of any of the transactions contemplated hereby, and such Law, order or other action has become final and non-appealable; and
(iii)by the Company or Purchaser upon written notice to the other Party, if the Closing has not occurred by December 31, 2026 (the “Long Stop Date”), provided that the right to terminate this Agreement under this subsection (a)(iii) shall not be available to any Party if such Party has breached this Agreement and such breach has resulted in the failure of the Closing to occur on or before the Long Stop Date.
(b)In the event of termination of this Agreement pursuant to Section 9(a) by the Company or Purchaser, this Agreement will become void and have no effect, without any liability or obligation on the part of the Company or Purchaser (or any other Person); provided, that, notwithstanding the foregoing: (a) no such termination shall relieve any Party hereto of any liability to the other Party hereto under this Agreement accrued prior to the termination or resulting from any fraud and (b) this Section 9(b), Section 11 and, to the extent required to interpret these provisions, Section 1 of this Agreement, shall survive any termination of this Agreement.
10.Additional Agreements.
(a)The representations and warranties set forth in Section 6 (in the case of the Company) and Section 7 (in the case of Purchaser) are the only representations and warranties made by the Company and Purchaser (or any of their direct or indirect shareholders, and their and such shareholders’ respective Representatives) respectively in connection with the transactions contemplated hereby. Purchaser hereby expressly disclaims any and all reliance of any other statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) by or on behalf of the Company (or any of its direct or indirect shareholders, and their and such shareholders’ respective Representatives), and the Company hereby expressly disclaims any and all reliance of any other statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) by or on behalf of Purchaser (or any of their direct or indirect shareholders, and their and such shareholders’ respective Representatives).
(b)Subject to the terms and conditions of this Agreement, each of the Company and Purchaser shall use its reasonable efforts to take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby as promptly as practicable following the date hereof, including (i) obtaining from any Governmental Authority any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by such Party or its Affiliates, or to avoid any action or proceeding by any Governmental Authority, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (ii) making all necessary filings with respect to this Agreement and the transactions contemplated hereby under applicable Laws. The Company and Purchaser shall furnish to each other all information concerning itself, its Affiliates, directors, officers and shareholders and such other matters as may be reasonably required for any application or filing under applicable Laws in connection with the transactions contemplated hereby. Each Party (or their respective Representatives, as appropriate) shall have the right to review in advance, and shall consult with each other on any application or filing made with, or material written materials submitted to, any Governmental Authority in connection with the transactions contemplated hereby. Each Party shall keep the other Party reasonably apprised of the status of matters relating to consummation of the transactions contemplated hereby, including promptly furnishing to the other Party copies of notices or other material written communications (redacted as appropriate) received from third parties and Governmental Authorities in respect of the transactions contemplated hereby, in each case to the extent permitted by applicable Law.
(c)The Parties agree and acknowledge that the Company will issue a press release disclosing the material terms of the transactions contemplated hereby in a form to be agreed by the Parties and file a current report on Form 6-K on or promptly after the date of this Agreement (or, if required by applicable Laws, on such earlier date). Except as provided in the foregoing sentence, no press release or public announcement concerning the transactions contemplated hereby may be issued by the Company, Purchaser or any of their respective Affiliates without the prior consent of the Company (in the case of a press release or public announcement by Purchaser or any of its Affiliates) or Purchaser (in the case of a press release or public announcement by the Company or any of its Affiliates) (which consent shall not be unreasonably withheld, conditioned or delayed), except for any such press release or public announcement required by applicable Law or Governmental Authorities, in which case the Company or Purchaser, as the case may be, shall, to the extent permissible under applicable Laws, give the other Party a reasonable opportunity to review and comment on such press release or public announcement in advance of the issuance thereof, and shall consider the other Parties’ comments in good faith. Notwithstanding the forgoing, this subsection (g) shall not apply to any press release or public announcement made by the Company, Purchaser or any of their respective Affiliates which does not contain any information relating to the transactions contemplated hereby that has not been previously announced or made public in accordance with the terms of this Agreement.
(d)The Parties agree to, and shall cause their respective Representatives to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all confidential or proprietary information with respect to the other Party or their businesses, or relating to the transactions contemplated hereby, (ii) in the event that any Party or any of its Representatives becomes legally compelled or is required by any stock exchange or any other regulatory body to disclose any such information, provide the other Party with prompt written notice of such requirement so that such other Party may seek a protective order or other remedy or waive compliance with this subsection (d), and (iii) in the event that such protective order or other remedy is not obtained, or such other Party waives compliance with this subsection (d), furnish only that portion of such confidential information which is required by applicable Laws, the stock exchange or other regulatory body to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information; provided, however, that the Party seeking to disclose shall have provided a draft of the proposed disclosure to the other Party reasonably in advance and shall have obtained written confirmation from the other Party that they have no further comments to the content of such proposed disclosure; provided, further, that this subsection (d) shall not apply to any information that, at the time of disclosure, is in the public domain and was not disclosed in breach of this Agreement by the relevant Party or any of its Representatives and provided further that each Party and their respective Representatives may disclose such information to their respective Affiliates, senior management, employees, professional advisors, agents in each case only where such Persons are bound by appropriate non-disclosure obligations and have agreed to maintain the confidentiality of such information.
(e)The Parties agree that:
(i)Subject to clause (ii) of this subsection (e), without the express prior written invitation or consent of the Company’s Board, Purchaser shall not, and shall cause its Affiliates and any Representatives acting on its or any of its Affiliates’ behalf not to, in any manner, directly or indirectly: (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or participate in, facilitate or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect, or participate in, (A) any acquisition of any securities (or Beneficial ownership thereof), or rights or options to acquire any securities (or Beneficial ownership thereof), or any assets, or businesses of the Company, (B) any tender offer or exchange offer, merger or other business combination involving the Company, any of the assets of the Company or the subsidiaries of the Company constituting a material portion of the consolidated assets of the Company and the Company’s subsidiaries, (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) or consents to vote any securities of the Company, including soliciting consents or taking other action with respect to the calling of a special meeting of the Company’s shareholders; (ii) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to the Company; (iii) disclose or direct any Person to disclose, any intention, plan or arrangement inconsistent with the foregoing; or (iv) advise, assist or encourage, or direct any Person to advise, assist or encourage any other Person in connection with any of the foregoing. Purchaser also agrees not to request the Company to amend or waive any provision of this subsection (e) (including this sentence).
(ii)The provisions of this subsection (e) shall not, in any manner, limit or prohibit Purchaser or any of Purchaser’s Affiliates, or any of their respective Representatives from communicating privately with the Company’s directors, officers or Representatives so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications.
(f)Purchaser agrees and confirms that, to the extent that, in connection with the transactions contemplated hereby, any waiver, consent or approval of Purchaser pursuant to any agreement or instrument between Purchaser and the Company or any of its Affiliates is necessary to ensure that the entry into and/or consummation of transactions contemplated hereby will not constitute or result in a breach, default or non-compliance by the Company or such Affiliate of it of any such agreement or instrument, Purchaser shall be deemed to have irrevocably and unconditionally granted such waiver, consent or approval, as applicable.
11.Miscellaneous.
(a)All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent, if sent by electronic mail or facsimile (if provided), during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, and in each such case upon confirmation of receipt by the intended recipient or when sent with no undeliverable email or other undeliverable or rejection notice, (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail. All notices hereunder to a Party shall be sent to the applicable address of such Party set forth below (or such other address as such Party may have notified the other Party in writing not less than five (5) Business Days in advance):
If to the Company, to:
Gogoro Inc.
11F, Building C, No. 225, Section 2, Chang’an E. Rd. SongShan District, Taipei City 105 Taiwan
Attention: Henry Chiang, Bruce Aitken, Emma Wu
Email: [Redacted]

with a required copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett
35th Floor, ICBC Tower 3 Garden Road Central, Hong Kong
Attention: Yi Gao and Yang Wang
Facsimile: +852 2514-7600
Email: [Redacted]

If to Purchaser, to:
Address: 11-1F, No. 308, Sec. 2, Bade Rd., Taipei, Taiwan
Attention: Gold Sino Assets Limited
Telephone No.: +886 2 8161 9888 17

with a required copy (which shall not constitute notice) to:
Address: TF., No 308, Sec. 2, Bade Rd., Taipei, Taiwan
Attention: Frank Chen
Telephone No.: +886 2 8161 9908
Email: [Redacted]

(b)Purchaser acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement . The Company acknowledges that Purchaser will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement and the Warrant. Prior to the Closing, each Party agrees to promptly notify the other Party if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of such Party set forth herein are no longer accurate in all material respects.
(c)Each of the Company and Purchaser is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
(d)Each of the Company and Purchaser shall bear its own legal, accounting and other costs and expenses incurred by such Party in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated herein.
(e)Except as otherwise provided in paragraph (h) of Schedule 2, no Party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other Party, and any assignment does not relieve the assigning Party of its obligations hereunder. Any assignment in contravention of this subsection (e) shall be null and void.
(f)Each of the representations and warranties made by each Party hereto in this Agreement shall survive the Closing until, and shall expire upon, the date falling twelve (12) months after the Closing Date. Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

(g)This Agreement may be amended only with the written consent of each of Purchaser and the Company. Any waiver of any provision of this Agreement must be in a written form duly executed by the Party against whom such waiver is to be enforced. Any amendment or waiver effected in accordance with this subsection (g) shall be binding upon the respective successors and permitted assigns of the Parties.
(h)This Agreement (including the Schedule and Exhibit hereto) contain the entire agreement between the Parties with respect to the subject matter hereof and thereof and all prior agreements, understandings, representations and warranties, whether written or oral, between the Parties with respect to the subject matter hereof and thereof.
(i)Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
(j)If any provision of this Agreement is found to be illegal, invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use their reasonable best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly reflects the Parties’ intent in entering into this Agreement.
(k)This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile and e-mailed copies of signatures in portable document format (PDF) shall be deemed to be originals for purposes of the effectiveness of this Agreement.
(l)A Person who is not a party to this Agreement shall not have any right under this Agreement, nor shall any such Person be entitled to enforce any provision of this Agreement.
(m)Each Party acknowledges that money damages may not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limitation to any other remedy or right it may have, the non-breaching Party will have the right to seek an injunction, temporary restraining order or other equitable or non-monetary relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

(n)This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any Governmental Authority related hereto), including matters of validity, construction, effect, performance and remedies.
(o)EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
(p)Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of the federal courts of the United States of America located in the Borough of Manhattan of The City of New York (or, if such federal court does not have jurisdiction over such Action, any New York state court located in New York County), for the purposes of any suits, proceedings, claim, demand, action or cause of action arising out of or relating to this Agreement, and irrevocably and unconditionally waives any objection to the laying of venue of any such suits, proceedings, claim, demand, action or cause of action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suits, proceedings, claim, demand, action or cause of action has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any suit, proceeding, claim, demand, action or cause of action against such Party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this subsection (p) for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the suit, proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such suit, proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in subsection (a) of this Section 11 shall be effective service of process for any such suit, proceeding, claim, demand, action or cause of action.
(q)This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party.
(r)No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such Party, nor shall it be construed to be a waiver of any such breach or default, or of an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall it be construed to be any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.
(s)The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. The Schedule referred to herein is attached hereto and incorporated herein by this reference.
(t)For the purposes hereof: words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the Schedule) and not to any particular provision of this Agreement, and Section, subsection, Schedule references are to the Section, subsection, Schedule to this Agreement unless otherwise specified; the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and the word “or”, “any” or “either” shall not be exclusive. References to a person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless, otherwise required by applicable Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day). Unless otherwise expressly provided herein, any statute or law defined or referred to herein means such statute or law as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.
(u)With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the Parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto. Each Party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transactions contemplated by this Agreement.
** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

IN WITNESS WHEREOF, The Parties have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.
COMPANY

GOGORO INC.

By: /s/ Tamon Tseng
Name: Tamon Tseng
Title: Chairman of the Board

IN WITNESS WHEREOF, The Parties have caused their respective duly authorized representatives to execute this Agreement as of the date first written above.
PURCHASER

GOLD SINO ASSETS LIMITED

By: /s/ Yang Wen Chun
Name: Yang Wen Chun
Title: Director

Schedule 1
COMPANY BANK ACCOUNT
To be provided by the Company.
SCH. 1 - 1

Schedule 2
REGISTRATION RIGHTS
(a)Demand Registration.
(i)Subject to the applicable securities Laws, from and after the Closing Date, subject to the terms and conditions hereof (x) solely during any period that the Company is then-ineligible under applicable Laws to register Registrable Securities on Form F-3 pursuant to paragraph (c) or, if the Company is so eligible but has failed to comply with its obligations under paragraph (c) or (y) following the expiration of the Company’s obligation to keep the Shelf Registration Statement continuously effective pursuant to paragraph (c)(ii), but only if there is no Shelf Registration Statement then in effect, the Holders shall be entitled to make no more than one (1) written requests of the Company in any given calendar year and no more than two (2) in the aggregate (each, a “Demand”) for registration under the Securities Act of an amount of Registrable Securities then held by the Holders that equals or is greater than the Registrable Amount (a “Demand Registration”). Thereupon the Company will, subject to the terms of this Agreement, use its commercially reasonable efforts to effect such registration to permit or facilitate the offer, sale and distribution of the securities specified in such Demand as promptly as reasonably practicable under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Holders for disposition in accordance with the intended method of disposition stated in such Demand.
(ii)A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration; and (ii) the intended method(s) of disposition in connection with such Demand Registration.
(iii)A Demand Registration shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least (A) one hundred eighty (180) days or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold thereunder (provided, that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such registration statement at the request of the Company or the lead managing underwriter(s) pursuant to the provisions of this Agreement) or (B) in connection with a Demand Registration that involves an Underwritten Offering, such longer period as, in the opinion of counsel for the lead managing underwriter, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, or (ii) if, (A) after it has become effective and prior to the sale of all Registrable Securities included therein, such Demand Registration becomes subject, prior to one hundred eighty (180) days after effectiveness, to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority, other than by reason of any act or omission by the Holders or (B) in connection with a Demand Registration that involves an Underwritten Offering, the conditions specified in the underwriting agreement or
SCH. 2 - 1

similar agreement entered into in connection with such registration are not satisfied, other than as the result of a wrongful act, misrepresentation or breach of such agreement by the Holders.
(iv)The Company shall not be obligated to (i) subject to the proviso of paragraph (a)(iii), maintain the effectiveness of a registration statement under the Securities Act filed pursuant to a Demand Registration, for a period longer than one hundred eighty (180) days or (ii) effect any Demand Registration (A) within six (6) months of a “firm commitment” Underwritten Offering in which the Holders were offered “piggyback” rights pursuant to paragraph (b) (subject to paragraph (b)(ii)) and at least 50% of the number of Registrable Securities requested by the Holders to be included in such Demand Registration were included and were actually sold thereunder, or (B) within six (6) months of the completion of any other Demand Registration (including, for the avoidance of doubt, any Underwritten Offering pursuant to any Shelf Registration Statement) or (C) if, in the Company’s reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited or other required financial statements of the Company; provided, that the Company shall use its commercially reasonable efforts to obtain such financial statements as promptly as practicable.
(v)The Company shall be entitled to postpone (upon written notice to the Holders) the filing or the effectiveness of a registration statement or to require the Holders to suspend the use of the prospectus for sales of Registrable Securities in respect of any Demand Registration in the event of a Blackout Period under clause (ii) of the definition thereof until the expiration of such Blackout Period. In the event of such Blackout Period, the Company shall deliver to the Holders a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Board, the conditions described in clause (ii) of the definition of Blackout Period have been met. Such certificate shall contain, to the extent practicable, an approximation of the anticipated duration of such Blackout Period.
(vi)If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its (their) opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the success thereof, then the Company shall include in such registration statement only such securities as the Company is advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Holders, which, in the opinion of the lead managing underwriter(s), can be sold without adversely affecting the success thereof; and (ii) second, the securities the Company proposes to sell.
(b)Piggyback Registrations.
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(i)Subject to the applicable securities Laws, from and after the Closing Date, subject to the terms and conditions hereof, whenever the Company proposes to register any Ordinary Shares under the Securities Act (other than a registration by the Company (i) on Form S-4 or F-4 or any successor form thereto, (ii) on Form S-8 or F-8 or any successor form thereto or otherwise relating solely to the sale of securities to participants in an Incentive Plan, (iii) on a Shelf Registration Statement, (iv) pursuant to paragraph (a), (v) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the laws of another jurisdiction, as applicable); (vi) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Shares; or (vii) relating to a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered) (a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give the Holders prompt written notice thereof (but not less than ten (10) days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify the number of Ordinary Shares proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter(s) (if any) and a good faith estimate by the Company of the proposed minimum offering price of such shares of Company Common Stock, in each case, to the extent then known. Subject to paragraph (b)(ii), the Company shall include in each such Piggyback Registration all Registrable Securities held by the Holders with respect to which the Company has received written requests (which written requests shall specify the number of Registrable Securities requested to be disposed of by the Holders) for inclusion therein within five (5) days after such Piggyback Notice is received by the Holders.
(ii)If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advises the Company that, in its (their) opinion, the inclusion of all the Ordinary Shares sought to be included in such Piggyback Registration would adversely affect the success thereof, then the Company shall include in the registration statement applicable to such Piggyback Registration only such Ordinary Shares is so advised by such lead managing underwriter(s) can be sold without such an effect and in the following order of priority: (i) first, the securities the Company proposes to sell; and (ii) up to the number of Registrable Securities requested to be included in such Piggyback Registration by the Holders, which, in the opinion of the lead managing underwriter(s), can be sold without adversely affecting the success thereof.
(iii)For clarity, in connection with any Underwritten Offering under this paragraph 8(b) for the Company’s account, the Company shall not be required to include the Registrable Securities of the Holders in the Underwritten Offering unless the Holders accept the terms of the underwriting agreement (which shall be in customary form) as agreed upon between the Company and the lead managing underwriter(s), which shall be selected by the Company.
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(iv)If, at any time after giving written notice of its intention to register any Ordinary Shares as set forth in this paragraph 8(b) and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such Ordinary Shares, the Company may, at its election, give written notice of such determination to the Holders and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration; provided, that the Holders may elect to require the Company to continue the registration as a Demand Registration pursuant to the terms of paragraph 8(a).
(v)Any time that a Piggyback Registration involves an Underwritten Offering, the Company shall select (in its sole discretion) the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities.
(c)Shelf Registration Statement.
(i)Subject to the applicable securities Laws, from and after the Closing Date, subject to the terms and conditions hereof, and further subject to the eligibility of the Company to file a registration statement on Form F-3 or any successor form thereto (“Form F-3”), the Holders may by written notice delivered to the Company require the Company to file as soon as reasonably practicable, and to its commercially reasonable efforts to cause to be declared effective by the Commission, if applicable, as soon as reasonably practicable after such filing date, a Form F-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act to permit or facilitate the offer, sale and distribution, from time to time, of an amount of Registrable Securities then held by the Holders that equals or is greater than the Registrable Amount (the “Shelf Registration Statement”). To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), the Company shall file the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto.
(ii)Subject to paragraph (c)(iii), the Company will use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective (including by filing amendments thereto or replacement registration statements thereof) until the earlier of (i) three (3) years after the Shelf Registration Statement has been declared effective; (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities; and (iii) the date on which the Holders no longer hold Registrable Securities that represent at least two percent (2.0%) of all of the issued and outstanding Ordinary Shares.
(iii)Notwithstanding anything to the contrary contained in this Agreement, if so advised by the Company in writing (which shall describe the reason for the Blackout
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Period and, to the extent practicable, an approximation of the anticipated duration of such Blackout Period), the Holders shall be required to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event such Blackout Period is of the type described in clause (ii) of the definition thereof, the Company shall (i) deliver to the Holders a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Board, the conditions described in clause (ii) of the definition of Blackout Period have been met. After the expiration of any Blackout Period and without any request or demand from the Holders, the Company to the extent necessary shall as promptly as reasonably practicable prepare and file a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated or deemed incorporated therein by reference, or any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(iv)At any time that a Shelf Registration Statement is effective, if any Holder delivers a notice to the Company (a “Take-Down Notice”) (which Take-Down Notices shall not total more than two (2) in the aggregate during any calendar year) stating that such Holder intends to sell all or part of their Registrable Securities included on the Shelf Registration Statement (a “Shelf Offering”), then, the Company shall amend or supplement the Shelf Registration Statement or the prospectus as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering. In connection with any Shelf Offering that is an Underwritten Offering and where the offering of the securities includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (a “Marketed Underwritten Shelf Offering”), if the lead managing underwriter(s) advises the Company and the Holders that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would adversely affect the success thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the Holders are advised by such lead managing underwriter(s) can be sold without such adverse effect. Except as otherwise expressly specified in this paragraph (c), any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Schedule 2 as would be applicable to a Demand Registration (i.e., as if such Marketed Underwritten Shelf Offering were a Demand Registration), including paragraph (a)(vi).
(d)Holdback Agreements.
The Holders agree to enter into customary agreements restricting the public sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required by the lead managing underwriter(s) with respect to an
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applicable Underwritten Offering during the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected “pricing” of such Underwritten Offering) and continuing for not more than ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made.
(e)Registration Procedures.
(i)If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in paragraph (a), paragraph (b) or paragraph (c), the Company shall as expeditiously as reasonably practicable:
(1)prepare and file with the Commission a registration statement to effect such registration in accordance with the selling Holders’ intended method or methods of distribution of such securities and thereafter use its commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this Schedule 2; provided, however, that the Company may discontinue any registration of securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, however, that at least ten (10) days before filing such registration statement or any amendment, supplement or exhibit thereto or prospectus included therein, the Company will furnish to the selling Holders, their counsel and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such Holders and their counsel, and other documents reasonably requested by such Holders and their counsel, including any comment letters or other communications from the Commission, and, if requested by such Holders and/or their counsel, provide such Holders and their counsel reasonable opportunity to participate in the preparation of such registration statement, amendment, supplement, exhibit and each prospectus included therein;
(2)prepare and file with the Commission such amendments, supplements and exhibits to such registration statement and the prospectus used in connection therewith as may be necessary to make and to keep such registration statement effective pursuant to the terms of this Schedule 2, and comply with the applicable provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;
(3)if requested by the lead managing underwriter(s), if any, or the selling Holders, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, or selling Holders may reasonably request in order to permit or facilitate the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided,
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however, that the Company shall not be required to take any actions under this paragraph (e)(i)(3) that are not, in the opinion of counsel for the Company, in compliance with applicable Laws;
(4)furnish to the selling Holders and each underwriter, if any, of the securities being sold by such Holders such number of conformed copies of such registration statement and of each amendment and supplement thereto and document incorporated or deemed incorporated by reference therein, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act;
(5)use its commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other Governmental Authorities as may be reasonably necessary to enable the selling Holders to consummate the disposition of such Registrable Securities;
(6)as promptly as practicable notify in writing the selling Holders and the underwriters, if any, of the following events: the filing of the registration statement, any amendment or supplement thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; any request by the Commission or any other Governmental Authority for amendments or supplements to the registration statement or the prospectus or for additional information; the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and unless a Blackout Period is then in effect, upon the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that, in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not
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misleading, and, at the request of the selling Holders, promptly prepare and furnish to the selling Holders a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(7)cooperate with the selling Holders and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates, if any (which shall not bear any restrictive legends unless required under Applicable Law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or the selling Holders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates; and
(8)cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.
(ii)The Company may require the Holders and each underwriter, if any, to furnish the Company in writing such information regarding the Holders or underwriter and the distribution of such Registrable Securities as may be required to complete or amend the information required by such registration statement.
(iii)The Holders agree that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), and (E) of paragraph (e)(i)(6), the Holders shall forthwith discontinue the Holders’ disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until the Holders’ receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e)(i)(6), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that the Company shall extend the time periods under paragraph (c) with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.
(iv)With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3 (or any successor form), the Company shall: (1) use its commercially reasonable efforts to make and keep
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public information available, as those terms are understood and defined in Rule 144 under the Securities Act; (2) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time when the Company is subject to such reporting requirements; and (3) furnish to the Holders, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company with the Commission as the Holders may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).
(f)Registration Expenses.
All fees and expenses incident to the Company’s performance of its obligations under this Schedule 2, including (a) all registration and filing fees, including all fees and expenses of compliance with securities laws and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121), (b) all printing and copying expenses, (c) all messenger, telephone and delivery expenses, and (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), shall be borne solely by the Company whether or not any registration statement is filed or becomes effective. The Holders shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of the Holders’ Registrable Securities pursuant to any registration.
(g)Registration Indemnification.
(i)The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each selling Holder, its affiliates, officers, directors, employees, managers and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such selling Holder, from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to (A) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus prepared pursuant to this Schedule 2 or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (B) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with the performance of its obligations under this Schedule 2, in each case except insofar as the same is caused by or contained in any information furnished in writing to the Company
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expressly for inclusion therein by or on behalf of such selling Holder or any underwriter or such selling Holder has omitted a material fact from such information.
(ii)In connection with any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus (including any amendment or supplement thereto) in which a selling Holder is participating, such selling Holder shall, severally and not jointly with other selling Holders, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its affiliates, officers, directors, employees, managers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, solely to the extent that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company expressly for inclusion therein by such selling Holder; provided, however, that the aggregate liability of such selling Holder hereunder shall be limited to the gross proceeds after underwriting discounts and commissions received by such selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.
(iii)Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying Party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying Party from its obligation, except to the extent that the indemnifying Party has been actually prejudiced by such failure to provide such notice on a timely basis.
(iv)In any case in which any such action is brought against any indemnified Party, and it notifies an indemnifying Party of the commencement thereof, the indemnifying Party will be entitled to participate therein, and, to the extent that it may wish, to assume and control the defense thereof, with counsel reasonably satisfactory to such indemnified Party, and after notice from the indemnifying Party to such indemnified Party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying Party with respect to such proceeding, the indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified Party hereunder for any legal or other expense subsequently incurred by such indemnified Party in connection with the defense thereof (unless such indemnified Party reasonably objects to such assumption on the grounds that, based on advice of counsel, there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying Party and, as a result, a conflict of interest exists, in which event the indemnified Party shall be promptly reimbursed by the indemnifying Party for the
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expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying Party, the indemnified Party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified Party except as provided in the previous sentence. An indemnifying Party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying Party with respect to such claim (in addition to local counsel in each jurisdiction where required). An indemnifying Party shall not be liable for any settlement of an action or claim effected without its consent. No matter shall be settled by an indemnifying Party without the consent of the indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified Party and (z) is settled solely for cash for which the indemnified Party would be entitled to indemnification hereunder.
(v)The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Party and will survive the transfer of Registrable Securities or the termination of this Agreement.
(vi)To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any Underwritten Offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(h)The Registration Rights may not be assigned by a Holder except in connection with a transfer of Registrable Shares and in accordance with this paragraph (h). In connection with a transfer of Registrable Shares, the transferring Holder may assign the Registration Rights, together with all related obligations under Section 8 and this Schedule 2, in respect of the Registrable Shares so transferred, to the transferee of such Registrable Shares, provided that the number of Registrable Shares held by such transferee as of immediately following such transfer is more than five percent (5%) of the total number of the then issued and outstanding Registrable Shares, the transferee, if not already a party hereto, shall have executed and delivered to the Company a document in a form reasonably acceptable to the Company pursuant to which such transferee agrees and undertakes to be bound by the provisions of Section 8 and this Schedule 2 as a Holder, and such transfer of Registrable Shares complies in all respects this Agreement and any applicable Laws.

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